Exhibit 20

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: January 20, 2004

a.	Aggregate Amount of Collections	$312,221,567.72
	Aggregate Amount of Non-Principal Collections	$2,531,637.45
	Aggregate Amount of Principal Collections	$309,689,930.27
	Pool Balance	$898,428,208.88
	Residual Participation Amount	$398,428,208.88
	Excess Funding Account	$0.00
b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	55.65%
	Principal Allocation Percentage	N/A
c.	Total Amount Distributed on Series 2000-1	$525,121.53
d.	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00
e.	Amount of Such Distribution Allocable to Interest on 2000-1	$525,121.53
f.	Noteholder Default Amount	$0.00
g.	Required Subordinated Draw Amount	$0.00
h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00
i.	Monthly Servicing Fee	$748,690.17
	Noteholder Monthly Servicing Fee	$416,666.67
j.	Controlled Deposit Amount	$0.00
k.	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00
l.	Available Subordinated Amount	$92,945,465.23
m.	Carry-over Amount	$0.00
n.	Reserve Account Balance	$1,750,000.00
o.	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

VW CREDIT, INC. — SERVICER	Page 1
15-Jan-04

	TRANSACTION SUMMARY
		From	To	Days

	Current Interest Period	12/22/2003	1/19/2004	29
	Series Allocation Percentage	100.00%
	Initial Principal Balance	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00
	Principal Balance of Receivables for Determination Date	$878,213,105.38
	Amount Invested in Receivables on Series Issuance Date	$500,000,000.00
	Initial Invested Amount	$500,000,000.00
	Invested Amount at the Beginning of Period	$500,000,000.00
	Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
	Required Subordinated Amount	$92,945,465.23
	Excess Funding Account	$0.00
	Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00
	Available Subordinated Amount (previous period)	$85,961,656.50
	Incremental Subordinated Amount (previous period)	$38,016,451.02

	RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
	Yield Supplement Account Initial Deposit	$1,750,000.00
	Yield Supplement Account Beginning Balance	$1,750,000.00
	Yield Supplement Account Required Amount	$1,750,000.00

	Reserve Account Initial Deposit	$1,750,000.00
	Reserve Account Required Amount	$1,750,000.00
	Reserve Account Beginning Balance	$1,750,000.00

	Outstanding Carryover Amount — Beginning Balance	$0.00
	Withdrawal from Yield Supplement Account	$0.00
	Outstanding Carryover Amount — Ending Balance	$0.00
	Yield Supplement Account Balance — Ending Balance	$1,750,000.00
	Yield Supplement Account Deposit Amount	$0.00

	Withdrawal from Reserve Account	$0.00
	Reserve Account Ending Balance	$1,750,000.00
	Reserve Account Deposit Amount	$0.00

	1-month LIBOR Rate (annualized)	1.1487500%
	Certificate Coupon (annualized)	1.3038%
	Prime Rate (annualized)	4.0000000%
	Servicing Fee Rate (annualized)	1.000%
	Excess Spread	1.2062500%

	TRUST PRINCIPAL RECEIVABLES
	Pool Balance at the Beginning of Period	$851,587,568.54
	Pool Balance at the Ending of Period	$898,428,208.88
	Average Aggregate Principal Balance	$875,007,888.71
	Aggregate Principal Collections	$309,689,930.27
	New Principal Receivables	$356,530,570.61
	Receivables Added for Additional Accounts	$0.00
	Noteholder Default Amount	$0.00
	Net Losses	$0.00
	Noteholder Charge-offs	$0.00
	Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
	Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
	Monthly Interest Accrued, but not Paid	$0.00
	Ineligible Receivables	$0.00
	Excess Funding Account at Date of Determination	$0.00
	Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00
	MISCELLANEOUS DATA
	Recoveries on Receivables Written Off	$0.00
	Spread Over/Under Prime for Portfolio	-0.49%
	Weighted Average Interest Rate	3.51%
	Previously waived Monthly Servicing Fee	$0.00

	PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END

	Net losses as a % of Avg. Receivables Balance (annualized)	0.00%

	PORTFOLIO AND DEALERSHIP STATISTICS
	Used Vehicle Receivables’ Balance	$47,097,097.81
	Used Vehicle Percentage	5.242%
	Used Vehicle Percentage During Last Collection Period	5.843%
	Early Amortization Event?	NO
	Largest Dealer or Dealer Affiliation Balance	$35,320,880.10
	Largest Dealer Percentage	4.148%
	Aggregate Principal Amount of Receivables of Dealers over 2%	$73,783,842.54%

	SUMMARY OF COLLECTIONS
	Aggregate Amount of Collections	$312,221,567.72
	Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,531,637.45
	Investment Proceeds	$2,609.16
	Aggregate Amount of Principal Collections	$309,689,930.27
	Asset Receivables Rate	1.690%
	Use Asset Receivables Rate?	NO
	Carryover Amount (this Distribution Date)	N/A

	PAYMENT RATE INFORMATION
	Monthly Payment Rate	35.39%
	Previous Collection Period Monthly Payment Rate	35.90%
	Monthly Payment Rate 2 collection periods ago	47.17%
	3-month Average Payment Rate	39.49%
	Early Amortization Event?	NO

	ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
	Extend Revolving Period?	YES
	Last Day of Revolving Period	N/A
	Invested Amount as of Last Day of Revolving Period	N/A
	Accumulation Period Length (months)	N/A
	First Accumulation Date	TO BE DETERMINED
	Expected Final Payment Date	N/A
	Required Participation Percentage	104.00%
	Principal Funding Account Balance	$0.00
	Principal Payment Amount	$0.00
	Controlled Accumulation Amount	$0.00

	TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
	Noteholders
1.	Monthly Noteholder Interest Distribution	$525,121.53
2.	Noteholder Monthly Servicing Fee Distribution	$416,666.67
3.	Reserve Account Deposit Amount Distribution	$0.00
4.	Noteholder Default Amount Distribution	$0.00
5A.	Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
5B.	Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
6.	Outstanding Carryover Amount Distribution	$0.00
7.	Yield Supplement Account Deposit Amount Distribution	$0.00
8.	Previously waived Monthly Servicing Fee Distribution	$0.00

	Excess Servicing	$467,137.65

	DEFICIENCY AMOUNT
	Deficiency Amount	$0.0
	Required Subordinated Draw Amount	$0.0

	EXCESS FUNDING ACCOUNT
	Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
	Additions in connection with a reduction in Receivables	$0.00
	Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER	Page 2
15-Jan-04

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections		Accrual	Distribution

From:	22-Dec-03
To:	19-Jan-04
Days:	29

LIBOR Rate (1 month)	1.1487500%

Series #	1	Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance

	Trust		$500,000,000.00	$92,945,465.23	N/A	$612,945,465.23
1	Series 2000-1	100.00%	$500,000,000.00	$92,945,465.23	104.00%	$612,945,465.23	$500,000,000.00
							0

VW CREDIT, INC. — SERVICER 15-Jan-04	Page 3

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1
SERVICING CERTIFICATE

INITIAL AMOUNTS		EXCESS SPREAD CALCULATION

Initial Invested Amount	$500,000,000.00	Weighted Average Rate Charged to Dealers	3.510%
Invested Amount	$500,000,000.00	LIBOR	1.149%
Controlled Accumulation Amount	$0.00	Note Rate (LIBOR+15.5 b.p.)	1.304%
Required Subordinated Amount	$92,945,465.23	Servicing Fee Rate	1.000%
Annualized Servicing Fee Rate	1.00%	Investor Net Losses	0.000%

First Controlled Accumulation Date	TO BE DETERMINED	Excess Spread	1.206%
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

SERIES 2000-1 MONTHLY REPORTING

Principal Receivables	Series 2000-1 Total	Invested Amount	Required Subordinated Amount	Excess Funding Amount

Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$92,945,465.23	$0.00
Floating Allocation Percentage	55.65%	55.65%
Principal Allocation Percentage	N/A	N/A
Principal Collections	$309,689,930.27	$309,689,930.27	N.A.	N.A.
New Principal Receivables	$356,530,570.61	$356,530,570.61	N.A.	N.A.
Principal Default Amounts	$0.00	$0.00	N.A.	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A.	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A.	N.A.

“Pool Factor”		100.00000000%

Ending Balance	$500,000,000.00	$500,000,000.00	$92,945,465.23	$0.00
Floating Allocation Percentage	55.65%	55.65%

Non-Principal Receivables

Non-Principal Collections	$1,408,925.85
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$2,609.16

VW CREDIT, INC. — SERVICER 15-Jan-04	Page 4

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1
SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous

Available Subordinated Amount (Previous)	$85,961,656.50	$86,776,322.61
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$85,961,656.50	$86,776,322.61
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48

(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
(c) Incremental Subordinated Amount	$45,000,259.75	$38,016,451.02
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00

Available Subordinated Amount	$92,945,465.23	$85,961,656.50

Overconcentration Amount	$73,783,842.54	$59,083,165.19

Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00
Required Non-Principal Distributions

Available Non-Principal Collections	$2,531,637.45	$2,170,366.52

Noteholder Non-Principal Collections	$1,408,925.85	$1,274,306.13
Residual Interestholder Non-Principal Collections	$1,122,711.60	$896,060.39
Investment Proceeds	$2,609.16	$2,483.62
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,284,246.61	$3,922,850.14

Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00

Monthly Servicing Fee	$748,690.17	$709,656.31
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67